UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

SJ ELECTRONICS, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52284	87-0530644
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City 114
Taiwan
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-8862-8791-8838

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in the current report on Form 8-K, dated October 20, 2008, on October 14, 2008 SJ Electronics, Inc. (the “Company”) was notified by its largest lender HSBC that it is withdrawing the credit lines available to the Company under the factoring services and banking facilities arrangements in its entirety, which withdrawal became effective on October 14, 2008. As a result of the action taken by HSBC, the Company was unable to meet its payroll obligations and lacked sufficient liquidity to continue its operations on the same scale as in the past, with a risk of having its operations shut down.

On October 20, 2008 Chia-Hsiang “Peter” Chang resigned as the President of the Company, and resigned as a Director. In addition, Yu Ping “Agatha” Shen resigned as Chairperson of SJ Electronics, Inc. and Mr. Ming Liu was elected as a Director and Chairman of the Company and appointed its President. Michael Ho remained in his role as a Director of the Company. On October 29, 2008 Ms. Shen resigned as a Director of the Company. These events were reported by the Company in its current reports on Form 8-K dated October 23, 2008 and October 30, 2008 respectively.

The resignations of each of Mr. Chang and Ms. Shen from their positions with the Company were not the result of any disagreement with the Company. It was a mutual understanding that the Company needed to bring in a new management team in an attempt to address its financing challenges. The former management of the Company agreed to facilitate the transition of the control of the Company’s operation to the new team.

Shortly thereafter, an independent auditor was retained to review bank records and other internal financial records in order to evaluate current and historical financial transactions of the Company. The audit team sent a due diligence request list to the former management which has remained unanswered. In addition, two auditors spent several days at the Company’s Shenzhen facilities during which they received no cooperation from the former management and very limited access to the financial records required to assess the Company’s current liabilities.

During the course of the financial review, Mr. Chang informed us that he had pledged accounts receivables to more than one party in order to generate additional liquidity, which violated the Company’s obligations to its existing noteholders. Furthermore, the Company has received no cooperation from either Mr. Chang or Ms. Shen, who precluded the Company from obtaining access to its bank accounts and other assets which presently can be accomplished only through appropriate legal actions in China, Hong Kong and Taiwan.

In view of the above described circumstances, and because of potentially large current liabilities, a lack of clarity on the exact amount of liabilities, lack of financing, industry contraction, and disputes with customers pertaining to delayed product deliveries which were interrupted due to the Company’s lack of cash flow, the board of directors of the Company has concluded that the Company will not be able to continue its operations. Neither Mr. Liu nor Mr. Ho is receiving a salary for their current work. In addition, Mr. Ho is owed four months of salary.

On November 3, 2008 the Company filed a request for withdrawal of its registration statement on Form S-1 which was filed with the U.S. Securities and Exchange Commission on August 4, 2008.

Legal action in Shenzhen China against Mr. Chang or Ms. Shen will be required to arrive at any resolution to these events.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJ Electronics, Inc.

December 5, 2008	By:	/s/ Michael Ming Liu
Michael Ming Liu
President and Chairman